UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2016

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On March 1, 2016, Avon Products, Inc. (the "Company") issued a press release announcing the completion of its previously disclosed transactions with Cerberus Capital Management (“Cerberus”), including: (i) a $435,000,000 investment by Cerberus in the Company through the purchase of convertible preferred equity pursuant to the previously disclosed Investment Agreement, dated December 17, 2015, between the Company and Cleveland Apple Investor L.P. (f/k/a Cleveland Apple Investor LLC), an affiliate of Cerberus and (ii) the separation of the Company’s North America business from the Company into a privately-held company majority owned and managed by Cerberus pursuant to the previously disclosed Separation and Investment Agreement, dated December 17, 2015, by and among the Company, New Avon LLC (f/k/a C-A NA LLC) and Cleveland NA Investor LLC. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Avon Products, Inc. dated March 1, 2016

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ James S. Scully
Name: James S. Scully
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: March 1, 2016

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Avon Products, Inc. dated March 1, 2016